SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  02549



                                     FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 31, 1998


                               MYCOGEN CORPORATION
             (Exact name of registrant as specified in its charter)


California                          0-15881               95-3802654
(State or other jurisdiction      (Commission File       (IRS Employer
of incorporation)                   Number)               Identification No.)



5501 Oberlin Drive, San Diego, California                           92121
(Address of principal executive offices)                         (Zip Code)


(619) 453-8030
(Registrant's Telephone Number)

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Item 5.  Other Events
         ------------

     On August 31, 1998, Mycogen Corporation, a California corporation ("Mycogen")announced that it had entered into an Agreement and Plan of Merger dated as of August 31, 1998 with Dow AgroSciences LLC ("Parent") and Agrosciences Acquisition, Inc. ("Acquisition") (the "Merger Agreement"). Under the Merger Agreement, Acquisition will commence a tender offer no later than September 4, 1998 for all of the outstanding common stock of Mycogen not owned by Parent at $28.00 per share, net to the seller in cash. The tender offer will be followed by a merger of Acquisition into Mycogen, with Mycogen as the surviving entity. Holders of shares not purchased in the tender will receive cash equal to $28.00 per share.

     On August 31, 1998, Mycogen issued a press release with respect to the Merger Agreement and the transactions contemplated thereby.

     The Merger Agreement and press release are attached as Exhibits 1 and hereto, respectively, and are incorporated herein by reference.

Item 7.  Exhibits
         --------

1. Agreement and Plan of Merger dated as of August 31, 1998 among Mycogen Corporation, Dow AgroSciences LLC and Agrosciences Acquisition, Inc.

2.     Press Release dated August 31, 1998.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                MYCOGEN CORPORATION
                                                Registrant


Dated:  September 1, 1998                       /s/ Carlton J. Eibl
                                                -------------------
                                                Carlton J. Eibl
                                                President

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